EXHIBIT 4.10


PREPARED OUT OF STATE AND                                     LOAN NO. 6 103 651
UPON RECORDATION RETURN
TO:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3424
Attn:  Christina K. Braisted

                         ASSIGNMENT OF LEASES AND RENTS

         THIS ASSIGNMENT OF LEASES AND RENTS (this "ASSIGNMENT") is made as of September 27, 1999, by CRIT-NC, LLC, a Virginia limited liability company having its principal office and place of business at 306 East Main Street, Richmond, Virginia 23219 ("BORROWER"), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at Two Ravinia Drive, Suite 1400, Atlanta, Georgia 30346 ("LENDER").

                                    RECITALS:

A. Borrower is the sole owner of (a) the premises located in Mecklenburg County, North Carolina, more particularly described in Exhibit A attached hereto and incorporated herein ("PROPERTY") and (b) the landlord's interest under the leases described in Exhibit B attached hereto and incorporated herein ("SPECIFIC LEASES");

B. Lender has made a loan to Borrower in the principal sum of Twenty-Two Million Nine Hundred Fifty Thousand and No/100 Dollars ($22,950,000.00) ("LOAN") evidenced by that certain Promissory Note dated as of the date of this Assignment ("NOTE") and secured by, among other things, that certain Deed of Trust and Security Agreement executed by Borrower in favor of Lender dated as of the date of this Assignment and to be recorded in the real estate records of Mecklenburg County, North Carolina ("INSTRUMENT") (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument) and the Documents; and

C. Lender was willing to make the Loan to Borrower only if Borrower assigned the Leases and Rents to Lender in the manner provided below to secure payment of the Obligations.

         IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1. Assignment. Borrower irrevocably, absolutely and unconditionally assigns, transfers, and sets over to Lender all of the right, title, interest, and estates that Borrower may now or later have in, to and under (a) the Leases (which term shall also include the Specific Leases and all guaranties thereof);
(b) the Rents; (c) all proceeds from the cancellation, surrender, sale or other disposition of the Leases; (d) the right to collect and receive all the Rents; and (e) the right to enforce and exercise, whether at law or in equity or by any other means, all terms and conditions of the Leases ("LEASE PROVISIONS"). This assignment is intended by Borrower and Lender to constitute a present, absolute assignment and not a collateral assignment for additional security only. Upon full payment and satisfaction of the Obligations and written request by Borrower, Lender shall transfer, set over, and assign to Borrower all right, title, and interest of Lender in, to, and under the Leases and the Rents.

2. Borrower's License. Until an Event of Default occurs, Borrower shall have a revocable license ("LICENSE") from Lender to exercise all rights extended to the landlord under the Leases. Borrower shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for use in the payment of the Obligations. Upon an Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or the solvency of Borrower, the License shall automatically terminate without notice by Lender (any such notice being expressly waived by Borrower). Upon such termination, Borrower shall deliver to Lender within seven (7) days (a) all Rents (including prepaid Rents) held by Borrower, (b) all unapplied security or other deposits paid pursuant to the Leases, and (c) all previously paid charges for services, facilities or escalations, to the extent, in each of the foregoing instances, allocable to any period after the Event of Default. Borrower agrees and stipulates that upon execution of this Assignment, Borrower's only interest in the Leases or Rents is as a licensee revocable upon an Event of Default.

3. Lender as Creditor of Tenant. Upon execution of this Assignment, Lender, and not Borrower, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant; provided, however, that Borrower shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor's rights therein. Notwithstanding the foregoing, Lender shall have the right, but not the obligation, to file such claims instead of Borrower and if Lender does file a claim, Borrower agrees that Lender (a) is entitled to all distributions on such claim to the exclusion of Borrower and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim. Lender shall have the option to apply any monies received by it as such creditor to the Obligations in the order set forth in the Documents. If a petition is filed under the Bankruptcy Code by or against Borrower, and Borrower, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender at least ten (10) days' prior written notice of the date when Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender may, but shall not be obligated to, send Borrower within such ten-day period a written notice stating that (a) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (b) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender sends such notice, Borrower shall not reject the Lease provided Lender complies with clause (b) of the preceding sentence.

4. Notice to Tenant of an Event of Default. Upon demand and notice of an Event of Default by Borrower sent by Lender to Tenants, Borrower irrevocably authorizes each Tenant to (a) pay all Rents to Lender and (b) rely upon any such notice from Lender without any obligation to inquire as to the actual existence of the default, notwithstanding any claim of Borrower to the contrary. Borrower shall have no claim against any Tenant for any Rents paid by Tenant to Lender.

5. Indemnification of Lender. Borrower hereby agrees to indemnify and hold Lender harmless from any and all Losses that Lender may incur under the Leases or by reason of this Assignment, except for Losses incurred as a direct result of Lender's willful misconduct or gross negligence. Nothing in this Assignment shall be construed to bind Lender to the performance of any Lease Provisions or to otherwise impose any liability on Lender including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises. This Assignment imposes no liability upon Lender for the operation and maintenance of the Property or for carrying out the terms of any Lease before Lender has entered and taken actual possession and complete control of all operations of the Property. Any Losses incurred by Lender, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Lender's request, be reimbursed by Borrower. Such reimbursement shall include interest at the Default Rate and Costs. Lender may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such items.

6. Representations and Warranties. Borrower represents and warrants that (a) Borrower is the absolute owner of the lessor's interest in the Leases, (b) Borrower has the right, power and authority to assign, transfer, and set over all of its right, title and interest in, to and under the Leases and Rents and no other person (other than the respective Tenants) has any right, title or interest therein, (c) the Leases are valid and in full force and effect and have not been materially modified, amended or terminated, nor have any of the terms and conditions of the Leases been waived, except as stated in the Leases, (d) there are no outstanding assignments or pledges of the Leases or Rents, (d) there are no outstanding leasing commissions due under the Leases for the initial term or for any extensions, renewals or expansions, (f) except as disclosed to Lender in writing, there are no existing defaults or, to any material extent, any state of facts which, with the giving of notice and/or passage of time, would constitute a default under the Leases by either party,
(g) no Tenant has any defense, set-off or counterclaim against Borrower to any material extent, (h) each Tenant is in possession and paying Rent and other charges as provided in its Lease, (i) no Rents have been or will later be anticipated, discounted, released, waived, compromised or otherwise discharged, except in the ordinary course of Borrower's exercise of prudent management decisions, so long as such decisions are customary and reasonable for apartment owners, or as may be expressly permitted by the Lease, (j) except as specified in the Leases and shown on the rent roll delivered to Lender in connection with the funding of the Loan (the "RENT ROLL"), there are no (i) unextinguished rent concessions, abatements or other inducements relating to the Leases or (ii) options or other rights to acquire any interest in the Property in favor of any Tenant, and (k) the Rent Roll discloses all currently existing Leases and is true, complete and accurate in all respects.

7. New Leases, Amendments and Terminations. Borrower may (a) terminate any Lease that is in default, (b) enter into new, bona-fide, arm's length Leases (or renew existing Leases) provided each Lease satisfies the minimum leasing requirements in Exhibit C attached hereto and incorporated herein and is on Borrower's standard form lease (approved by Lender) with no modifications that increase the obligations of the landlord, and (c) take such actions as are customary and reasonable for apartment owners. Upon Lender's request and at Borrower's expense, Borrower shall (i) promptly deliver to Lender copies of all notices of default Borrower has sent to any Tenant, (ii) enforce the Leases and all remedies available to Borrower upon any Tenant's default,
(iii) deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (iv) consult with Lender, its agents and attorneys with respect to the conduct thereof. Borrower shall not enter into any settlement of any such proceeding without Lender's prior written consent except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners.

8. Covenants. Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners, accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof; (c) in any manner intentionally or materially impair the value of the Property or the benefits to Lender of this Assignment; (d) except as otherwise permitted in this Assignment, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners; (e) except as otherwise permitted herein, enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners; or (f) modify, cancel or terminate any guaranties under any Lease except in the ordinary course of business, and so long as such actions are reasonable and customary for apartment owners. Borrower shall, at its sole cost and expense, duly and timely keep, observe, perform, comply with and discharge all of the material obligations of the landlord under the Leases, or cause the foregoing to be done, and Borrower shall not take any actions that would, either presently or with the passage of time, cause a default by Borrower under any of the Leases.

9. No Merger. Each Lease shall remain in full force and effect, notwithstanding any merger of Borrower's and Tenant's interest thereunder.

10. Documents Incorporated. The terms and conditions of the Documents are incorporated into this Assignment as if fully set forth in this Assignment.

11. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Borrower has duly executed this Assignment as of the date first above written.

                                    BORROWER:

                                    CRIT-NC, LLC, a Virginia limited liability company (SEAL)

                                          By:   CORNERSTONE REALTY
                                                INCOME TRUST, INC., a Virginia
                                                corporation, Managing Member

Attest:    /s/  David S. McKenney         By:  /s/  S. J. Olander
        ---------------------------            ---------------------------------
         Name:  David S. McKenney              Name:  Stanley J. Olander, Jr.
        ---------------------------            ---------------------------------
         Title: Sr. Vice President             Title: Chief Financial Officer
        ---------------------------            ---------------------------------

         [CORPORATE SEAL]

                                 ACKNOWLEDGMENT

STATE OF VIRGINIA

CITY OF RICHMOND

         I, a Notary Public of the County and State aforesaid, certify that Stanley J. Olander, Jr. personally came before me this day and acknowledged that
(s)he is a Secretary of Cornerstone Realty Income Trust, Inc. a Virginia corporation, which is the Managing Member of CRIT-NC, LLC, a Virginia limited liability company, and that by authority duly given and as the act of the company, the foregoing instrument was signed in its name by, Stanley J. Olander, Jr., its duly authorized Chief Financial Officer,as the act and deed of the corporation on behalf of the limited liability company.

         Witness my hand and official stamp or seal this 27th day of September, 1999.

                                                       /s/  Jacquelyn B. Owens
                                                       -----------------------
                                                       Notary Public

My Commission Expires:  6/30/03
                      ----------
         [NOTARY SEAL]

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

                                    EXHIBIT A

                      (Legal Description of Real Property)

                                                                   (Stone Point)

BEGINNING at a set iron rod on the Northerly right-of-way line of York Road (N.C. Highway 49) as described in Deed Book 10610, Page 448 of the Mecklenburg County Public Registry, said point being located N 60(degrees) 18' 1" W - 130.69 feet from a found NCDOT right-of-way disc nominal to station 15+09.315, also being a point on the Easterly line of Orion Development Corporation (now or formerly) as described in Deed Book 5338, Page 484 of the Mecklenburg County Public registry; thence from said Point of Beginning, along the Easterly and Northerly lines of said Orion Development Corporation, N 44(degrees) 25'14" W -
357.13 feet to a found 1" pipe and S 45(degrees) 34'46" W - 209.57 feet to an existing iron located in the Northeasterly margin of the property of Gretta L. Neely (now or formerly) as described in Deed Book 7428, Page 776 of the Mecklenburg County Public Registry; thence, along the Northeasterly line of the Neely property N 44(degrees) 23'25" W - 382.48 feet to an existing iron located in the Easterly line of the property of Steele Creek Partnership (nor or formerly) as described in Deed Book 5732, Page 247 of the Mecklenburg County Public Registry; thence along the Easterly line of the Steele Creek Partnership property and the Easterly line of the property of York Ridge Apartments Associates (now or formerly) as described in Deed Bok 7843, Page 106 of the Mecklenburg County Public Registry N 05(degrees) 18'13" W -649.66 feet to a found concrete monument having grid coordinates N=504,343.752 and E=1,413,664.771 and being located N 08(degrees) 55'17" E - 1647.959 feet
(Ground) 1647.713 feet (Grid) from NCGS Monument "Moss" having grid coordinates N=502,710.6542 and E=1,413,445.7971, combined grid factor = 0.99985065; thence along the Southerly line of Lots 4, 3, 2 and 1 as shown on a map recorded in Map Book 24, Page 820 of the Mecklenburg County Public Registry the following (2) courses and distances:

              (1) N 85(degrees)58' 16" E - 341.53 feet to a found 1" inch pipe;

              (2) N  59(degrees)  50' 40" E -  490.88  feet to a set  "PK"  nail located in the centerline of the right-of-way of John Price Road; Thence along the centerline of John Price Road the following (3) courses:

              (1) along the arc of a curve to the left having a central angle of
                  23(degrees) 09' 07", a radius of 855.00' feet, an arc length of 345.49' feet and whose chord bears S 09(degrees) 01' 08" E
                  - 343.14' feet to a point'

              (2) S 20(degrees) 35' 42" E - 346.00 feet to a point;

              (3) along the arc of a curve to the right  having a central  angle of 9(degrees) 43' 47", a radius of 623.36 feet, an arc length of 105.86 feet and whose chord bears S 15(degrees) 45' 14" E -
                  105.73 feet to the most Northeasterly corner of said "NCDOT" right-of-way as described in Deed Book 10610, Page 448 of the Mecklenburg County Public Registry.

                  Thence along the Northerly and Westerly line of said "NCDOT" right-of-way the following (5) courses:

              (1) S  79(degrees)  07'  52" W - 30.00  feet  to a  found  "NCDOT"
                  right-of-way disc;

              (2) S  03(degrees)  46' 19" W -  140.16  feet  to a found  "NCDOT"
                  right-of-way disc;

              (3) S  02(degrees)  47'  22" W -  251.56  feet to a set  iron  rod passing a "NCDOT" right-of-way disc at 245.00 feet;

              (4) S 39(degrees) 12'49" W - 71.52 feet to a set iron rod

              (5) S  60(degrees)  32'  17" W -  167.61  feet  to  the  Point  of
                  Beginning, passing an "NCDOT" Right-Of- Way disc at 9.81 feet, containing 18.903 acres more or less (including right-of-way).

Said property is described according to plat of survey entitled "Stone Point Apartments" prepared for Cornerstone Realty Income Trust, Inc. by Delta Land Services, Inc., dated September 1, 1999 and last revised September 15, 1999, which plat is incorporated by this reference for purposes of this description.

                                                              (Charleston Place)

Lying and being in the City of Charlotte, Mecklenburg County, State of North Carolina and more particularly described as follows:

To find the true point of BEGINNING, commence at the intersection of the centerlines of Monroe Road (which has a 90' right-of-way) and Timber Springs Drive (which has a variable width right-of-way) and run thence with the centerline of Monroe Road S. 26-02-08 E., 750.37 feet to a point; thence leaving said centerline S. 80-09-57 E., 56.26 feet to an existing rebar in the center of a broken concrete monument in the northeasterly margin of the right-of-way of Monroe Road, the true point of BEGINNING; thence from said point of BEGINNING with the northeasterly margin of the right-of-way of Monroe Road N. 26-02-08 W.,
720.81 feet to an existing bent #4 rebar; thence with the arc of a circular curve to the right having a radius of 20.00 feet (chord bearing N. 18-57-53 E., a chord distance of 28.28 feet) an arc distance of 31.42 feet to an existing bent #4 rebar located on the southerly margin of Timber Springs Drive; thence with the southerly margin of Timber Springs Drive the following nine (9) courses and distances; (1) N. 63-57-52 E., 67.30 feet to a set #5 rebar; (2) with the arc of a circular curve to the left having a radius of 313.01 feet (chord bearing N. 56-58-53 E., a chord distance of 76.21 feet) an arc distance of 76.40 feet to an existing #4 rebar; (3) with the arc of a circular curve to the right having a radius of 160.00 feet (chord bearing N. 56-58-53 E., a chord distance of 38.90 feet) an arc distance of 39.00 feet to an existing #4 rebar; (4) with the arc of a circular curve to the right having a radius of 286.00 feet (chord bearing S. 82-08-34 E., a chord distance of 318.97 feet) an arc distance of
338.36 feet to an existing #4 rebar; (5) S. 48-15-00 E., 258.50 feet to an existing #5 rebar; (6) with the arc of a circular curve to the left having a radius of 200.00 feet (chord bearing S. 68-10-00 E., a chord distance of 136.26 feet), an arc distance of 139.04 feet to an existing #4 rebar; (7) S. 88-05-00 E., 100.00 feet to an existing bent 1/2" pipe; (8) with the arc of a circular curve to the right having a radius of 195.00 feet (chord bearing S. 77-40-00 E., a chord distance of 70.51 feet), an arc distance of 70.90 feet to an existing bent 1/2" pipe; and (9) S. 67-15-00 E., 89.25 feet to an existing 1" rod located in the westerly boundary of the property conveyed to Timber Crest Apartments, LLC by instrument recorded in Book 9213, Page 495, Mecklenburg County Public Registry; thence with the westerly boundary of Timber Crest Apartments, LLC (now or formerly) S. 10-33-53 E., 604.43 feet to an existing concrete monument located in the northerly boundary of the property conveyed to American Store & Lock #4 by instrument recorded in Book 5622, Page 646, Mecklenburg County Public Registry (said concrete monument lying N. 80-09-57 W., 387.77 feet from another concrete monument); thence with the northerly boundary of the American Store & Lock #4 (now or formerly) and the northerly boundary of the property conveyed to Hide-A-Way Inn, Inc. by instrument recorded in Book 4228, Page 191, Mecklenburg County Public Registry N. 80-09-57 W., 859.70 feet to the BEGINNING, containing
14.949 acres.

TOGETHER WITH so much of the right-of-way of Monroe Road as lies between the following boundaries: the centerline thereof; the northeasterly margin of the right-of-way thereof; and between the centerline of Timber Springs Drive and the southerly boundary line of the above-described real property (hereinabove called
N. 80-09-57 W. 859.70 feet), extended until said southerly boundary line intersects the centerline of the right-of-way of Monroe Road.

Said property containing 14.949 acres according to Final As Built Plat of Charleston Place prepared by James E. Davis of Concord Engineering & Surveying, Inc., dated August 23, 1999 and last revised September 22, 1999, which plat is incorporated by this reference for purposes of this description.

                                    Exhibit B

                              DESCRIPTION OF LEASES

         All  leases,  subleases,  lettings  and  licenses of or  affecting  the
Property, now or hereafter in effect, and all amendments, extensions, modifications, replacements or revenues thereof, including, but not limited to, leases of the Property to the tenants listed on the Rent Roll attached to that certain Closing Certification executed by Borrower in favor of Lender of even date herewith.

                                    Exhibit C

                          MINIMUM LEASING REQUIREMENTS

All additional Leases and renewal Leases covering the Property shall satisfy the following conditions:

         1. Minimum (original or renewal) Term: Twelve (12) month minimum, but with respect to the entire Portfolio securing the Loan (as defined in the Instrument) up to thirty-five percent (35%) of the total units at any one time may be leased to tenants for a term of less than twelve (12) months, of which up to thirteen percent (13%) of the total units at any one time may be leased for original or renewal terms of less than six (6) months.

         2. Rental Basis: Monthly rent with electricity and, if applicable, gas heating and cooking separately metered to tenants.